Exhibit 99.2

Agrify Corporation Announces Termination of Warrant Inducement Transaction

BILLERICA, Mass., April 24, 2023 (GLOBE NEWSWIRE) -- Agrify Corporation (Nasdaq: AGFY) (“Agrify” or the “Company”), a leading provider of innovative cultivation and extraction solutions for the cannabis industry, today announced that it will not consummate the warrant inducement transaction that Agrify had previously announced on April 19, 2023, which, if completed, would have resulted in gross proceeds of up to $1.84 million and the issuance of approximately 21.3 million new warrants to exercising warrant holders.

Agrify determined that the transaction would not be in the best interests of its stockholders due, in part, to limitations on Agrify’s ability to use its shelf registration statement. The reduction in the exercise price of warrants issued in Agrify’s December 2022 public offering to $0.1725 per share will remain effective in accordance with the terms of the warrants. Agrify intends to explore alternative options for raising capital.

About Agrify (Nasdaq: AGFY)

Agrify is a leading provider of innovative cultivation and extraction solutions for the cannabis industry, bringing data, science, and technology to the forefront of the market. Our proprietary micro-environment-controlled Vertical Farming Units (VFUs) enable cultivators to produce the highest quality products with unmatched consistency, yield, and ROI at scale. Our comprehensive extraction product line, which includes hydrocarbon, ethanol, solventless, post-processing, and lab equipment, empowers producers to maximize the quantity and quality of extract required for premium concentrates. For more information, please visit Agrify at http://www.agrify.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Agrify and other matters. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements including, without limitation, Agrify’s ability to consummate alternative financing transactions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. Agrify has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should carefully consider the risks and uncertainties that affect our business, including those described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in Agrify’s Annual Report on Form 10-K filed for the year ended December 31, 2021 with the SEC, which can be obtained on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this communication. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and filings with the SEC.

Company Contacts

Investor Relations Inquiries

Caitlin Moakley Bricker
Chief of Staff
caitlin.moakley@agrify.com
(617) 733-0584

Media Inquiries

Rachel Soulsby
Vice President of Marketing
rachel.soulsby@agrify.com
(978) 660-9125